UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2021

ALIMERA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALIM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Overview

On April 14, 2021, Alimera Sciences, Inc. (the “Company”) entered into four agreements with Ocumension Therapeutics, incorporated in the Cayman Islands with limited liability (“Ocumension”), or one of its affiliates. As described in more detail below, these agreements are:

•a Share Purchase Agreement (the “Share Purchase Agreement”), pursuant to which the Company offered and sold to Ocumension 1,144,945 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price of $8.734044 per share, or $10,000,000 in total;

•a Voting and Investor Rights Agreement (the “Voting Agreement”) that generally obligates Ocumension to vote its Shares in favor of any proposals recommended by the board of directors of the Company (the “Board”) for approval and against any proposals that the Board recommends the Company’s stockholders vote against;

•a Warrant Subscription Agreement (the “Warrant Agreement”) under which Ocumension agreed to issue to the Company 1,000,000 warrants conferring the rights to subscribe for an aggregate of 1,000,000 shares of Ocumension at the subscription price of HK$23.88 per warrant share, subject to adjustment, during a period of four years; and

•an Exclusive License Agreement (the “License Agreement”) by and between the Company and Ocumension (Hong Kong) Limited, a wholly owned subsidiary of Ocumension, pursuant to which the Company granted an exclusive license for the development and commercialization of its 190 microgram fluocinolone acetonide intravitreal implant in applicator in China, East Asia, and the Western Pacific, in exchange for an upfront payment of $10 million and aggregated potential sales milestone payments of up to $89 million upon achievement by Ocumension HK of specified amounts of net sales of the licensed product in the future.

The foregoing brief summary of the transaction agreements is subject to, and qualified in its entirety by reference to, the more detailed descriptions below and to the full text of the agreements, which are filed as exhibits to this report.

Share Purchase Agreement

On April 14, 2021, the Company entered into the Share Purchase Agreement with Ocumension Therapeutics, pursuant to which the Company offered and sold to Ocumension 1,144,945 Shares of Common Stock, at a purchase price of $8.734044 per Share. The number of Shares sold was equal to 19.9% of the number of shares of Common Stock outstanding immediately before the closing.

The aggregate gross proceeds from the sale of the Shares were $10 million. The Company intends to use the net proceeds from the sale of the Shares to continue to commercialize ILUVIEN®, to fund the Company’s NEW DAY clinical trial and for general corporate purposes, which may include working capital, capital expenditures, other clinical trial expenditures, acquisitions of new technologies, products or businesses in ophthalmology, and investments.

Pursuant to the Share Purchase Agreement and subject to certain limited exceptions, Ocumension is prohibited from selling, transferring, or otherwise disposing of the Shares for a year following the closing date.

Ocumension is entitled to certain purchase rights if the Company elects to offer or sell new securities (a “Subsequent Financing”) in either a private or public offering. The Company is obligated to notify Ocumension of any Subsequent Financing and its terms, and Ocumension will have the right to purchase or otherwise acquire in a separate private placement, at the price and on the terms specified in the notice provided by the Company, up to such number of new securities which equals the proportion that the number of shares of Common Stock then held by Ocumension bears to the total number of shares of Common Stock then outstanding, assuming the sale of new securities in the Subsequent Financing and the full conversion and/or exercise, as applicable, of all derivative securities of the Company then outstanding. This purchase right is subject to certain exceptions that include:

(a)securities issued in connection with any merger, acquisition, or business combination;

(b)securities issued in connection with any commercial transaction approved by the Board;

(c)securities issued as a dividend, stock split, reverse stock split, split-up, or other distribution on shares of Common Stock;

(d)securities issued to employees or directors of, or consultants or advisors or contractors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board or the compensation committee of the Board, including inducement awards issued pursuant to applicable Nasdaq rules;

(e)securities actually issued upon the exercise, conversion, exchange, or settlement of derivative securities, provided such issuance is pursuant to the terms of such derivative security;

(f)securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing, or real property leasing transaction approved by the Board;

(g)shares of Common Stock issued pursuant to at-the-market or equity line of credit programs; and

(h)shares of Common Stock issued pursuant to an employee stock purchase plan, including the Company’s 2010 Employee Stock Purchase Plan, as may be amended from time to time.

Ocumension may not exercise its purchase rights in a manner or situation that would require the Company to obtain a vote of its stockholders under applicable Nasdaq rules.

The purchase rights described above automatically terminate immediately upon Ocumension owning a number of Shares that is either (i) less than 75% of the number of Shares it purchased on the closing date or (ii) less than 10% of the shares of Common Stock outstanding as a result of voluntary sale, transfer or other disposal by the Investor.

Pursuant to the Share Purchase Agreement, the Company is required, on the earlier of (a) 30 days after the date that the Company’s public float equals or exceeds $75 million or (b) April 15, 2022, to file a shelf registration statement with the SEC registering the Shares for resale. The Company must use its reasonable best efforts to cause the registration statement to become effective as promptly as practicable after filing, but in no event more than 120 days after such filing.

The Shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. See Item 3.02 below.

Voting and Investor Rights Agreement

On April 14, 2021, the Company also entered into the Voting Agreement with Ocumension. The Voting Agreement provides that (x) for so long as Ocumension holds a number of shares of Common Stock representing at least 75% of the number of the Shares, or (y) even if Ocumension no longer holds such minimum number of shares of Common Stock, in the event of any event, transaction or proposed transaction involving both the Company and certain other identified companies that a majority of the members of the Board reasonably believes in good faith could present or give rise to a conflict of interest between the Company and any one or more of those companies, then Ocumension shall, at any meeting of stockholders of the Company or in any other circumstances in which Ocumension is entitled to vote, consent or give any other approval, except as otherwise agreed to in writing in advance by the Company, (a) appear at each such meeting or otherwise cause the shares of Common Stock that Ocumension then beneficially owns (the “Ocumension Shares”) to be counted as present for purposes of calculating a quorum; and (b) vote all of the Ocumension Shares (i) in favor of any proposals recommended by the Board for approval; and (ii) against any proposals that the Board recommends the Company’s stockholders vote against. The foregoing voting obligations shall not apply, however, to any meeting or proposal that is inconsistent with Ocumension’s rights under the Share Purchase Agreement, the License Agreement, the Warrant Agreement, or the Share Purchase Agreement.

Warrant Subscription Agreement

On April 14, 2021, the Company entered into the Warrant Agreement with Ocumension Therapeutics pursuant to which Ocumension has agreed to issue to the Company 1,000,000 non-transferable warrants granting the Company the right for a period of four years to subscribe to up to an aggregate of 1,000,000 shares of Ocumension stock at the subscription price of HK$23.88 per warrant share (or US$3.07 per warrant share as converted to U.S. Dollars at the exchange rate on April 9, 2021 of 0.12853 U.S. Dollars per HK$), subject to adjustment. (The converted rate is for illustrative purposes only; if the Company exercises the warrants, it will pay the subscription price of HK$23.88 per warrant share in HK$.) The obligations of Ocumension to issue, and of the Company to subscribe and pay for, the warrants are subject to the following non-waivable conditions precedent:

(a)Ocumension shareholder approval of a special mandate at the general meeting of Ocumension for the issuance of the warrant shares upon warrant exercise;

(b)due completion of the transactions contemplated under the License Agreement (see below);

(c)due completion of the transactions contemplated under the Share Purchase Agreement (see above);

(d)Ocumension board approval of the Warrant Agreement and the transactions contemplated thereunder in a form satisfactory to the Company; and

(e)approval of the Listing Commission of the Stock Exchange of Hong Kong Limited of the listing of, and permission to deal in, the shares that are allotted and issued upon exercise of the subscription rights attached to the warrants.

Ocumension has agreed to use all reasonable endeavors to obtain each of the foregoing conditions precedent as early as practicable but in no event later than September 30, 2021, or such later date as Ocumension and the Company may agree. The warrants will not be listed on any stock exchange. Shares issued upon exercise of the warrants will rank pari passu in all respects with all the shares in issue on the relevant date of registration of the name of the relevant holder(s) of the warrants on the register of members of Ocumension as holder of such warrant shares.

Exclusive License Agreement

On April 14, 2021, the Company entered into an exclusive license agreement (the License Agreement) with Ocumension (Hong Kong) Limited (“Ocumension HK”), a wholly owned subsidiary of Ocumension Therapeutics, for the development and commercialization under Ocumension HK’s own brand name(s), either directly or through its affiliates or approved third-party sublicensees, of the Company’s 190 microgram fluocinolone acetonide intravitreal implant in applicator (the “Product”; currently marketed in the United States, Europe, and the Middle East as “ILUVIEN®”) for the treatment and prevention of eye diseases in humans, other than uveitis, in a specified territory. The “Territory” is defined as the People’s Republic of China, including Hong Kong SAR and Macau SAR, region of Taiwan, South Korea, Brunei, Cambodia, East Timor, Indonesia, Laos, Malaysia, Myanmar, Philippines, Singapore, Thailand, and Vietnam. The Company received a one-time, upfront payment of $10 million from Ocumension HK and may in the future receive additional sales-based milestone payments totaling up to $89 million upon the achievement by Ocumension HK of certain specified sales milestones during the term of the License Agreement. The Company’s receipt of future milestone payments depends upon whether Ocumension HK is able to successfully complete product development and commercialization in the Territory, which requires, among other things, obtaining necessary regulatory approvals and appropriate reimbursement pricing in the various countries and jurisdictions in the Territory, a process that may take several years.

The term of the License will continue (a) until the 10th anniversary of the latest first commercial sale of the Product in any country or jurisdiction in the Territory or (b) for as long as Ocumension HK is commercializing the Product in any part of the Territory, whichever is later. The term is subject to the Company’s right to partially terminate the Agreement beginning on the 10th anniversary of the effective date with respect to any country or jurisdiction in the Territory in which Ocumension has not achieved at the time of termination first commercial sale and is not continuing to commercialize the Product. Ocumension will purchase Product from the Company at a fixed transfer price without royalty obligation on further sale (other than milestone payments as described above). Except for a fixed number of hours of technical assistance support that the Company will provide to Ocumension HK at no cost, Ocumension HK is responsible for all costs of development and commercialization in the Territory.

General

In this report, we refer to the Share Purchase Agreement, the Voting Agreement, the Warrant Agreement, and the License Agreement collectively as the “Transaction Agreements.” The representations, warranties, and covenants contained in the Transaction Agreements were made solely for the benefit of the parties to such documents and may be subject to limitations agreed upon by the contracting parties. In addition, such representations, warranties, and covenants (a) are intended as a way of allocating the risk between the parties to the Transaction Agreements and not as statements of fact, and (b) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Transaction Agreements are being filed with this report only to provide investors with information regarding the terms of the transactions, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Transaction Agreements, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Transaction Agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Transaction Agreements, which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information regarding the issuance of the Shares included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The issuance of the Shares to Ocumension is exempt from the registration requirements of the Securities Act, and the Shares were offered and sold without registration under the Securities Act pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder as a transaction not involving a public offering, as well as pursuant to similar exemptions under the securities laws of the State of Georgia, in reliance upon the following facts, among others: The Company did not offer or sell the Shares by any form of general solicitation or general advertising. Ocumension had adequate access to information about the Company. Ocumension represented to the Company that it was acquiring the Shares for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, that Ocumension had no present intention of selling, granting any participation or otherwise distributing the Shares, and that Ocumension had no contract, undertaking, or arrangement with any person or entity to sell, transfer, or grant participation to such person or entity any of the Shares. Ocumension represented that it had conducted its own due diligence on the Company to its satisfaction and had such knowledge and experience in financial or business matters that it was capable of evaluating the merits and risks of the investment in the Shares. Ocumension represented that it and its advisors had been furnished with all materials relating to the business, finances, and operations of the Company and materials relating to the offer and sale of the Shares that Ocumension had requested. The Shares were issued as “restricted securities” under the Securities Act and are subject to restrictions on transfer. The Shares may not be offered or sold in the absence of an effective registration statement or exemption from applicable registration requirements.

No statement in this document or the attached exhibits is an offer to purchase or sell or a solicitation of an offer to sell or buy the Company’s securities, and no offer, solicitation, or sale will be made in any jurisdiction in which such offer, solicitation, or sale is unlawful.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)Director Decision Not to Stand for Re-election

On April 12, 2021, Mary Szela notified the Company that she would not stand for re-election to the Board at the 2021 annual meeting of stockholders (but intended to continue to serve as a director through the annual meeting). Ms. Szela’s decision was related to her desire to focus on her role as the CEO of a rapidly growing private oncology company, was unrelated to the transactions with Ocumension, and was not the result of any dispute or disagreement with Alimera or the Board on any matter relating to Alimera’s operations, policies, or practices. Alimera greatly appreciates Ms. Szela’s service as a director and wishes her the best in her future endeavors.

Item 8.01. Other Events.

On April 14, 2021, the Company issued a press release announcing the consummation of the Ocumension transactions, a copy of which is filed at Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Share Purchase Agreement by and between Ocumension Therapeutics and Alimera Sciences, Inc., dated as of April 14, 2021
10.2*	Voting and Investor Rights Agreement by and between Alimera Sciences, Inc. and Ocumension Therapeutics, dated as of April 14, 2021
10.3	Warrant Subscription Agreement by and between Alimera Sciences, Inc. and Ocumension Therapeutics, dated as of April 14, 2021
10.4*	Exclusive License Agreement by and between and Ocumension (Hong Kong) Limited, dated as of April 14, 2021
99.1	Press Release of Alimera Sciences, Inc. dated April 14, 2021
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Certain confidential information contained in this agreement has been omitted because it is not material and would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: April 14, 2021	By:	/s/ J. Philip Jones
	Name:	J. Philip Jones
	Title:	Chief Financial Officer